                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12


                                TriCo Bancshares
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

TRICO BANCSHARES

(TRICO BANCSHARES LOGO)

                                                                TriCo Bancshares
                                                           63 Constitution Drive
                                                         Chico, California 95973
                                                           Phone: (530) 898-0300



                      NOTICE OF MEETING AND PROXY STATEMENT

To Our Shareholders:

         On Tuesday, May 13, 2003, TriCo Bancshares will hold its 2003 Annual Meeting of Shareholders at the Company's headquarters located at 63 Constitution Drive, Chico, California. The meeting will begin at 6:00 p.m. Pacific Time.

         Shareholders who owned shares of our stock at the close of business on March 17, 2003, are entitled to attend and vote at the meeting. We request that all shareholders be present at the meeting in person or by proxy to ensure that we have a quorum. At the meeting, shareholders will:

         1. Elect nine directors for terms expiring at the 2004 Annual Meeting of Shareholders;

         2. Ratify the selection of KPMG, LLP as independent accountants for 2003; and

         3. Attend to any other business properly presented at the meeting.

         We do not know of any other business that will come before the meeting. In order to vote without attending the meeting, you may sign and date the enclosed proxy card and return it in the postage prepaid envelope.

         A copy of our 2002 Annual Report is enclosed. This notice, the proxy statement, a proxy and voting instruction card, and the 2002 Annual Report are being distributed on or about April 11, 2003.

         Regardless of whether you plan to attend the meeting in person, we urge you to vote in favor of each of the proposals as soon as possible.

                                       By Order of the Board of Directors,


                                       Wendell J. Lundberg
                                       Secretary

Chico, California
April 18, 2003

                       PROXY STATEMENT TABLE OF CONTENTS

Questions and Answers....................................................................................1

Proposals to be Voted Upon...............................................................................4

Board of Directors.......................................................................................5

Governance and Committees of the Board...................................................................7

Compensation of Directors................................................................................9

Ownership of Voting Securities..........................................................................10

Executive Officers......................................................................................12

Compensation of Executive Officers......................................................................13

Report of the Compensation and Management Succession Committee..........................................17

Report of the Audit Committee...........................................................................18

Independent Public Accountants..........................................................................19

Comparison of Five-year Cumulative Total Return.........................................................20

Other Information.......................................................................................21

Exhibit A    Charter of the Audit Committee of the Board of Directors

                             QUESTIONS AND ANSWERS


1.       Q:       WHY AM I RECEIVING THESE MATERIALS?

         A: The Board of Directors of TriCo Bancshares is providing these proxy materials to you in connection with TriCo's annual meeting of shareholders, which will take place on May 13, 2003. As a shareholder, you are invited to attend the meeting and are entitled to vote on the proposals described in this proxy statement.

2.       Q:       WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

         A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and executive officers, and certain other required information. Our 2002 Annual Report is also enclosed.

3.       Q:       WHO MAY VOTE AT THE MEETING?

         A: Only shareholders of record at the close of business on March 17, 2003, may vote at the meeting. As of the record date, 7,073,795 shares of TriCo's common stock were issued and outstanding. Each shareholder is entitled to one vote for each share of common stock held on the record date.

4.       Q:       WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER
                  OF RECORD AND AS A BENEFICIAL OWNER?

         A: Most shareholders hold shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

         Shareholder of Record

                  If your shares are registered directly in your name with our transfer agent, Mellon Investor Services, LLC, you are considered to be the shareholder of record of those shares and these proxy materials are being sent directly to you by TriCo. As the shareholder of record, you have the right to vote by proxy or to vote in person at the meeting. In that case, we have enclosed a proxy card for you to use.

         Beneficial Owner

                  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered to be the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. If you wish to vote these shares at the meeting, you must contact your bank or broker for instructions as to how to do so. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares for you.

5.       Q:       WHAT MAY I VOTE ON AT THE MEETING?

         A: You may vote to elect nine nominees to serve on TriCo's Board of Directors for terms expiring at the next annual meeting and to ratify the selection of KPMG, LLP as our independent accountants for 2003.

6.       Q:       HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE?

         A: The Board of Directors recommends that you vote your shares FOR each of the listed director nominees and FOR the ratification of the auditors.

7.       Q:       HOW CAN I VOTE MY SHARES?

         A: You may vote either in person at the meeting or by appointing a proxy. Please refer to the instructions included on your proxy card to vote by proxy. If you hold your shares through a bank, broker or other record holder, then you may vote by the methods your bank or broker makes available, using the instructions the bank or broker has included with this proxy statement.

8.       Q:       HOW ARE VOTES COUNTED?

         A: In the election of directors, you may vote FOR all of the director nominees or your vote may be WITHHELD with respect to one or more nominees. You may vote FOR, AGAINST or ABSTAIN on the proposal to ratify the auditors.

9.       Q:       HOW ARE ABSTENTIONS AND BROKER NON-VOTES TREATED?

         A: Since the affirmative vote of the holders of a majority of the shares of our common stock present and voting is required to approve the proposals (other than the election of directors), abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Abstentions will be counted as voting shares and will have the effect of a vote "against" the proposals. Broker non-votes will not be counted as shares voting on the proposals.

10.      Q:       CAN I CHANGE MY VOTE?

         A: You have the right to revoke your proxy at any time before the meeting by:

                  o providing written notice to TriCo's corporate secretary and voting in person at the meeting; or

                  o        appointing a new proxy before the meeting begins.

                  Attending the meeting will not by itself revoke a proxy unless you specifically revoke your proxy in writing.

11.      Q:       WHAT IF I OWN SHARES THROUGH TRICO'S EMPLOYEE STOCK OWNERSHIP
                  PLAN AND TRUST?

         A: For present or past employees of TriCo, your proxy includes any shares held in your account under the TriCo Bancshares Employee Stock Ownership Plan and Trust.

12.      Q:       WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

         A: If your shares are registered differently and are held in more than one account, then you will receive more than one card. Be sure to vote all of your accounts so that all of your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting Cecil Bobey at Mellon Investor Services LLC, 235 Montgomery Street, 23rd Floor, San Francisco, California 94104, telephone (415) 743-1429.

13.      Q:       WHO MAY ATTEND THE MEETING?

         A: All shareholders who owned shares of our common stock on March 17, 2003 may attend the meeting. You may indicate on the enclosed proxy card if you plan to attend the meeting.

14.      Q:       HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

         A: We do not know of any business to be considered at the meeting other than the election of nine directors and the proposal to ratify the auditors. If any other business is properly presented at the meeting, your proxy gives Richard P. Smith, TriCo's President and Chief Executive Officer, and Richard O'Sullivan, Executive Vice President of Tri Counties Bank, authority to vote on these matters in their discretion.

15.      Q:       WHERE AND WHEN WILL I BE ABLE TO FIND THE RESULTS OF THE
                  VOTING?

         A: The results of the voting will be announced at the meeting. We will also publish the final results in our quarterly report on Form 10-Q for the second quarter of 2003 to be filed with the Securities and Exchange Commission.

16.      Q:       IS MY VOTE CONFIDENTIAL?

         A: Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within TriCo or to third parties except:

                  o        as necessary to meet applicable legal requirements;

                  o        to allow for the counting and certification of votes;
                           or

                  o        to help our Board solicit proxies.

17.      Q:       WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
                  DUE?

         A: All shareholder proposals to be considered for inclusion in our proxy statement for the 2004 Annual Meeting must be received at our principal office by November 17, 2003.

18.      Q:       WHO WILL BEAR THE COST OF SOLICITING PROXIES FOR THE MEETING
                  AND HOW WILL THESE PROXIES BE SOLICITED?

         A: We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials, including the charges and expenses of brokers, banks, nominees and other fiduciaries who forward proxy materials to their principals. Proxies may be solicited by mail, in person, by telephone or by electronic communication by our officers and employees who will not receive any additional compensation for these solicitation activities.

                           PROPOSALS TO BE VOTED UPON


1. ELECTION OF DIRECTORS

         Nine directors will be elected this year for terms expiring in 2004. The nominees for election are:

              William J. Casey
              Donald J. Amaral
              Craig S. Compton
              Wendell J. Lundberg
              Donald E. Murphy
              Steve G. Nettleton
              Richard P. Smith
              Carroll R. Taresh
              Alex A. Vereschagin, Jr.

         Each nominee is currently serving as a director of TriCo. Each person elected as a director will serve until the 2004 Annual Meeting of Shareholders or until his successor has been elected and qualified.

         Directors will be elected by a plurality of the votes cast at the meeting (assuming a quorum is present). Consequently, any shares not voted at the meeting, whether by abstention or otherwise, will have no effect on the election of directors. The proxies we are soliciting may be voted for a substitute nominee if any of the nominees should unexpectedly decline or become unable to serve.

         Brief biographies of the director nominees are included beginning at page 5. These biographies include their age, an account of their business experience and the names of publicly held and certain other corporations of which they are also directors. Unless stated otherwise, each director has been engaged in his present occupation for at least the past five years.

         Shareholders may cumulate their votes when electing directors. To do so, you must follow certain procedures set forth in our bylaws. Please see "Other Information - Nomination and Election of Directors."

                          The Board recommends a vote
                              FOR these nominees.


     2.  RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS


         The firm of KPMG, LLP served as our independent certified public accountants for calendar year 2002, and the audit committee has selected the firm as our accountants for calendar year 2003. Representatives of KPMG will be present at the meeting and will have the opportunity to make a statement and to answer questions.

         Audit services performed by KPMG for the year ended December 31, 2002 consisted of:

                  o examination of our financial statements and our employee benefit plans,

                  o certain services related to filings with the Securities and Exchange Commission, and

                  o consultation on matters related to accounting and financial reporting.


         KPMG also performed consultation services related to the preparation of tax returns and assistance with regulatory compliance. These fees amounted to approximately 1.1% of the total fees for services paid to the firm for the year ended December 31, 2002. The audit committee approved these services and determined that the firm was fully independent of our operations.

                     The Board recommends a vote to ratify
                           selection of the auditors.

                               BOARD OF DIRECTORS


The following individuals are Board members of both TriCo Bancshares and Tri Counties Bank, except for Mr. Amaral who is a director of only TriCo.

Biographies

o  William J. Casey

o  Donald J. Amaral

o  Craig S. Compton

o  Wendell J. Lundberg

o  Donald E. Murphy

o  Steve G. Nettleton

WILLIAM J. CASEY

William J. Casey, age 58, is the chairman of the Board of Directors and also the chairman of the Board's compensation and management succession committee. Mr. Casey has been a self-employed healthcare consultant since 1986. He is a member of the Board of Directors of Coram Healthcare Corporation, a home infusion therapy company. Mr. Casey has been a director since 1989.

DONALD J. AMARAL

Donald J. Amaral, age 50, retired in 1999 as chairman and chief executive officer of Coram Healthcare Corporation, a home infusion therapy company, where he served since 1995. He also serves as a director of Coram Healthcare Corporation. Mr. Amaral has been a director since March 2003.

CRAIG S. COMPTON

Craig S. Compton, age 47, is the president and general manager for AVAG, Inc., an aerial application business. Mr. Compton is also a principal in a family rice farming partnership. He is a member of the Board of Directors of Environmental Alternatives Foster Care Agency. Mr. Compton has been a director since 1989.

WENDELL J. LUNDBERG

Wendell J. Lundberg, age 72, is the secretary of the Board of Directors. Mr. Lundberg owns and operates a rice and grain farming operation in Richvale, California. Mr. Lundberg has been a director since 1974.*

DONALD E. MURPHY

Donald E. Murphy, age 67, is the vice-chairman of the Board of Directors and also the chairman of the Board's audit committee. Mr. Murphy is the vice president and general manager of J. H. McKnight Ranch, Inc., a farming company. He is also a member of the board of directors of New Generation Software. Mr. Murphy has been a director since 1974.*

STEVE G. NETTLETON

Steve G. Nettleton, age 64, is the owner of the Chico Heat professional baseball club. Mr. Nettleton served as the chairman of the board of directors for North State National Bank prior to its merger into Tri Counties Bank on April 4, 2003. He also serves on the board of directors of Enloe Health Systems and the Chico Foundation of California State University. Mr. Nettleton has been a director since April 4, 2003.

RICHARD P. SMITH

Richard P. Smith, age 45, is the president and chief executive officer of TriCo and Tri Counties Bank. Mr. Smith joined Tri Counties Bank in 1994 as vice president and chief information officer. He was senior vice president-customer/employee support and control from April 1997 until October 1998, when he was promoted to executive vice president in the same capacity. Mr. Smith was named president of Tri Counties Bank in September 1998 and executive vice president of TriCo in October 1998. He has held his current position since November 1999. Mr. Smith is a member of the board of directors of the California Banker's Association. Mr. Smith is the son-in-law of Robert H. Steveson, a current member of the Board of Directors who is not running for reelection. Mr. Smith has been a director since 1999.

CARROLL R. TARESH

Carroll R. Taresh, age 65, is a retired bank executive. He was executive vice president of Tri Counties Bank from December 1989 until his retirement in July 1996. Mr. Taresh became a director in 1998.

ALEX A. VERESCHAGIN, JR.

Alex A. Vereschagin, Jr., age 67, is a self-employed farmer and also the secretary and treasurer of Plaza Farms, a family-owned corporation. He is a partner in the Vereschagin Company, which engages in real estate rental activities. Mr. Vereschagin has been a director since 1974.*

o  Richard P. Smith

o  Carroll R. Taresh

o  Alex A. Vereschagin, Jr.

ADDITIONAL TRI COUNTIES BANK DIRECTORS

The following individuals are Board members of Tri Counties Bank. Their biographies are included for your information only and you are not voting for their election.

JOHN S. A. HASBROOK

John S. A. Hasbrook, age 43, is active in several agricultural and investment enterprises. He is an executive officer of SunWest Foods, Inc., a packaging and food marketing company; Hasbrook-Fetter Farms, Inc., a rice farm; Northland Farming Company, an agricultural real estate investment firm; LandBrook Enterprises, Inc., an equipment leasing company; and other agricultural-related entities. Mr. Hasbrook has also served on various charitable and civic organizations. He became a director of Tri Counties Bank in 2002.

MICHAEL W. KOEHNEN

Michael W. Koehnen, age 42, owns and operates C.F. Koehnen & Sons, a third-generation family farm that produces and processes almonds and walnuts. The farm, which is located in Glenn and Butte Counties, California, also maintains beehives for honey production. Mr. Koehnen became a director of Tri Counties Bank in 2002.

o  John S. A. Hasbrook

o  Michael W. Koehnen

*This includes the period of time during which these directors were directors of Tri Counties Bank prior to the formation of TriCo. These directors were elected to TriCo's Board of directors in 1982.

                     GOVERNANCE AND COMMITTEES OF THE BOARD

CORPORATE GOVERNANCE

We have long believed that good corporate governance is important to ensure that TriCo is managed for the long-term benefit of its shareholders. We have been reviewing our corporate governance policies and practices and comparing them to the practices of other public companies. We have also been reviewing the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the proposed new listing standards set forth by Nasdaq.

Based on our review, we have taken steps to implement voluntarily many of the proposed new rules and listing standards. In particular, we have:

         o adopted a new charter for our Audit Committee which is attached to this proxy statement;

         o appointed a new director to the Board who qualifies as an "independent director" under current Nasdaq rules and who is also expected to qualify as an "audit committee financial expert" under the new and proposed rules of the Securities and Exchange Commission; and


         o adopted a code of business conduct and ethics, which applies to all officers, directors and employees.

We will continue to implement and update our corporate governance procedures in the coming year.

NOMINATIONS

We do not have a standing nominating committee but plan to establish a nominating and corporate governance committee following election of the Board by shareholders. Currently, nominees to the Board are determined by the entire Board of Directors. We will consider nominees recommended by shareholders if those nominations are submitted under Section 15 of our bylaws. That section is set forth at page 22 of this proxy statement under "Other Information--Nomination and Election of Directors."

BOARD PROCEDURES AND COMMITTEES

Our full Board of Directors considers all major decisions. However, we have established a standing compensation and management succession committee, as well as standing audit committees for both TriCo and Tri Counties Bank, so that some matters can be addressed in more depth than may be possible in a full Board meeting. Following is a description of each of these committees:

Audit Committees. We have a standing audit committee of TriCo and a standing audit committee of Tri Counties Bank. The current members of both audit committees are Donald Murphy (chairman), William Casey, Craig Compton, Wendell Lundberg, Carroll Taresh and Alex Vereschagin. Each member of the audit committee is "independent" as defined by the rules and regulations of Nasdaq. The audit committee of TriCo met 4 times during 2002. The functions of TriCo's audit committee are to monitor:

         o the integrity of our financial statements, including the financial reporting process and systems of internal controls regarding finance, accounting and legal and regulatory compliance;

         o        our compliance with legal and regulatory requirements;

         o the independence, qualifications and performance of our financial executives, independent auditor and internal auditing department; and

         o the communication among the independent auditor, management, the internal auditing function and the Board of Directors.

For more information on the audit committee, please see the Charter of the audit committee attached as Exhibit A and "Report of the Audit Committee" in this proxy statement.

Compensation and Management Succession Committee. The current members of the compensation and management succession committee are William Casey (chairman), Craig Compton, Wendell Lundberg, Donald Murphy and Robert Steveson. Each member of the committee is "independent" as defined by the rules and regulations of Nasdaq, except for Mr. Steveson. This committee:

         o        determines TriCo's salary philosophy;

         o sets the compensation levels for the President and Chief Executive Officer of TriCo;

         o        reviews the compensation of the other executive officers;

         o        administers TriCo's stock option plans;

         o reviews the benefits provided to executive officers and directors; and

         o establishes and reviews the management succession policies for TriCo and Tri Counties Bank.

The compensation and management succession committee held three meetings in 2002. For more information on the compensation and management succession committee, see "Report of the Compensation and Management Succession Committee" in this proxy statement.

BOARD MEETINGS

The Board of Directors of TriCo met 14 times and the Board of Directors of Tri Counties Bank met 16 times during 2002. Each director attended at least 75% of the meetings of the Boards of Directors of both TriCo and Tri Counties Bank and the meetings of the committees of TriCo and Tri Counties Bank on which they served, except for Robert Steveson. Mr. Steveson is not standing for reelection to the Board.

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the compensation and management succession committee is an officer (or former officer) or employee of TriCo or Tri Counties Bank, except for Mr. Steveson who was the former chief executive officer of TriCo and Tri Counties Bank. He is also Mr. Smith's father-in-law. No executive officer of TriCo had any interlocking relationship with any other for-profit entity during 2002, including serving on the compensation committee or serving as a director for any other entity.

                           COMPENSATION OF DIRECTORS


COMPENSATION

During 2002 each non-employee director received a $1,500 monthly retainer, the chairman of the Board received a $2,000 monthly retainer and the chairman of the audit committee received an $1,800 monthly retainer. Each director also:

         o        received options for shares of TriCo stock;

         o was eligible to participate in the plans described in this section;

         o has an indemnity agreement with TriCo under which TriCo will indemnify him in certain situations; and

         o        was covered by directors' and officers' liability insurance.

We do not pay our directors any additional compensation to attend board or committee meetings.

DIRECTOR DEFERRED COMPENSATION PLAN

In 1992 we adopted a Deferred Compensation Plan for Directors to provide our directors with supplemental retirement benefits. Under this plan, directors may defer all or part of their retainer fees into a separate account. The amount deferred cannot be less than $200 per month.

The plan permits us to make discretionary contributions to a director's account. It also requires us to make an annual contribution to each director's account based on amounts contributed to other retirement and benefit plans.

Accounts maintained under the plan are credited with interest each month at a rate that is three percent higher than the annual yield of the Moody's Average Corporate Bond Yield Index. Directors are immediately 100% vested in their own contributions and associated interest. We determine the vesting rate for all discretionary contributions. So far, we have not made any discretionary contributions.

This plan is nonqualified, unsecured and unfunded. However, we do maintain corporate-owned life insurance on the lives of the directors who participate in the plan to offset some of the costs.

DIRECTOR SUPPLEMENTAL RETIREMENT PLAN

In 1987 we adopted a Supplemental Retirement Plan for Directors to provide our directors with additional retirement benefits. Any outside director of TriCo or Tri Counties Bank who has served as a director for at least ten years is eligible to participate. Full benefits apply to all directors who are at least 65 years old.

When a qualified director retires, he can immediately receive 15 times the amount of the retainer fees we paid him during his final year of service. We pay that amount in 15 equal annual installments. If a director has been on our Board for at least ten years but is not yet 65, we will pay the supplemental retirement benefit at a discounted rate. If we experience a change of control, we will pay all vested retirement benefits immediately. This plan is nonqualified, unsecured and unfunded.

STOCK OPTION PLANS

In 1993 we adopted a stock option plan for directors and executive officers. There are options for 31,550 shares of TriCo stock currently outstanding under this plan which expire on May 18, 2003. No additional options are available for grant.

In 2002 directors received stock options under the 2001 option plan described on page 14 of this proxy statement. We grant directors options for 10,000 shares when they are first elected to the Board which vest over five years beginning on the first anniversary of the grant date. We also grant directors options to purchase 2,000 shares of TriCo stock when they are reelected to the Board. These options may be exercised on the first anniversary of the grant date.

                         OWNERSHIP OF VOTING SECURITIES


         All information in this beneficial ownership chart is as of March 17, 2003 and includes share ownership for each director and director nominee, the executive officers named on page 13, and owners of more than 5 percent of our outstanding common stock. Each shareholder has direct ownership and sole voting and investment power for the shares listed unless otherwise noted.

                                                   COMMON STOCK OWNERSHIP NOT         COMMON STOCK OWNERSHIP INCLUDING
                                                          INCLUDING                                 STOCK
                                                         STOCK OWNED AS                       OWNED AS A TRUSTEE
                                                    A TRUSTEE OF THE ESOP                        OF THE ESOP
                                           -------------------------------------    -----------------------------------------
                                           AMOUNT OF SHARES       PERCENTAGE OF                                PERCENTAGE OF
                                              BENEFICIALLY         COMMON STOCK     AMOUNT OF SHARES           COMMON STOCK
BENEFICIAL OWNERS                                OWNED             OUTSTANDING      BENEFICIALLY OWNED         OUTSTANDING
                                           ----------------       --------------    ------------------         --------------
5% Holders

TriCo Bancshares                                    588,235(1)              8.32%            588,235(1)                  8.32%
Employee Stock Ownership
Plan and Trust
63 Constitution Drive
Chico, CA 95973

John Hancock Advisers, LLC                          354,675(2)              5.10%            354,675(2)                  5.10%
101 Huntington Avenue
Boston, MA 02199

Directors and Executive Officers

Craig Carney                                         32,502(3)                 *              32,502(3)                     *
Donald J. Amaral                                          0                   --                   0                       --
William J. Casey                                    312,249(4)              4.41%            900,484(4)(18)             12.73%
Craig S. Compton                                     69,448(5)                 *              69,448(5)                     *
Wendell J. Lundberg                                 169,117(6)              2.39%            757,352(6)(18)             10.71%
Andrew Mastorakis                                    30,813(7)                 *              30,813(7)                     *
Richard A. Miller                                       274(8)                 *                 274(8)                     *
Donald E. Murphy                                    189,429(9)              2.68%            189,429(9)                  2.68%
Steve G. Nettleton                                        0(10)               --                   0(10)                   --
Richard O'Sullivan                                  105,656(11)             1.49%            105,656(11)                 1.49%
Thomas J. Reddish                                    35,451(12)                *              35,451(12)                    *
Richard P. Smith                                    121,368(13)             1.72%            703,164(13)(18)             9.94%
Robert H. Steveson                                  162,968(14)             2.30%            162,968(14)                 2.30%
Carroll R. Taresh                                    88,995(15)             1.26%             88,995(15)                 1.26%
Alex A. Vereschagin, Jr                              66,712(16)                *              66,712(16)                    *

All directors and executive officers              1,384,982(17)            19.58%          1,966,778(17)(18)            27.80%
as a group (15 persons)


*Less than 1%.

(1) Each ESOP participant may direct the ESOP trustees as to how to vote the shares allocated to his account. The ESOP's advisory committee directs the ESOP trustees how to vote shares which are not allocated to participant's accounts. As of March 17, 2003, participants in the ESOP could direct the voting of all 588,235 shares held by the ESOP. Of that total, 25,816 shares had been allocated to the accounts of executive officers of TriCo.

(2) John Hancock Advisers, LLC is a registered investment adviser and an indirect wholly-owned subsidiary of John Hancock Financial Services, Inc. The amount shown reflects shares held by its clients.

(3) Includes 29,670 shares for which options are currently exercisable under TriCo's stock option plans and 2,832 shares allocated to Mr. Carney's account in the ESOP.

(4) Includes 7,250 shares for which options are currently exercisable under TriCo's stock option plans and 137,647 shares held by a trust for the benefit of Mr. Casey's sister, of which he is a trustee.

(5) Includes 17,013 shares held by Mr. Compton as executor of the estate of Gerald H. Compton, 497 shares held by Mr. Compton's minor children and 5,625 shares for which options are currently exercisable under TriCo's stock option plans.

(6) Includes 6,875 shares for which options are currently exercisable under TriCo's stock option plans.

(7) Includes 29,840 shares for which options are currently exercisable under TriCo's stock option plans and 973 shares allocated to Mr. Mastorakis' account in the ESOP.

(8)      Includes 274 shares allocated to Mr. Miller's account in the ESOP.

(9) Includes 3,558 shares owned by the J. H. McKnight Ranch, of which Mr. Murphy is an officer, 11,036 shares owned by J. H. McKnight Ranch Profit Sharing Plan, 144,214 shares held by Mr. Murphy and his wife as co-trustees of the Blavo Trust, and 4,250 shares for which options are currently exercisable under TriCo's stock option plans.

(10) Mr. Nettleton did not own any shares of TriCo stock on March 17, 2003, the date for which this information is reported. As a result of the merger of North State National Bank into Tri Counties Bank on April 4, 2003, Mr. Nettleton became the record owner of approximately 165,511 shares of TriCo common stock which represents 2.34% of TriCo's outstanding common stock.

(11) Includes 79,175 shares for which options are currently exercisable under TriCo's stock option plans and 11,653 shares allocated to Mr. O'Sullivan's account in the ESOP.

(12) Includes 30,500 shares for which options are currently exercisable under TriCo's stock option plans and 3,646 shares allocated to Mr. Reddish's account in the ESOP.

(13) Includes 79 shares held by Mr. Smith's wife, 114,750 shares for which options are currently exercisable under TriCo's stock option plans, and 6,439 shares allocated to Mr. Smith's account in the ESOP.

(14) Includes 2,000 shares for which options are currently exercisable under TriCo's stock option plans.

(15) Includes 2,000 shares for which options are currently exercisable under TriCo's stock option plans and 4,000 shares held by Mr. Taresh's wife.

(16) Includes 2,000 shares for which options are currently exercisable by Mr. Vereschagin under TriCo's stock option plans.

(17) Includes 311,565 shares for which options held by executive officers and directors are currently exercisable under TriCo's stock option plans.

(18) Includes 588,235 shares held by the ESOP of which Messrs. Smith, Casey and Lundberg are trustees (of which 25,816 shares have been allocated to the accounts of executive officers under the ESOP).

                               EXECUTIVE OFFICERS


RICHARD P. SMITH

Information about Mr. Smith can be found on page 6.

ANDREW MASTORAKIS

Andrew Mastorakis, age 44, joined Tri Counties Bank in March 2000 as executive vice president-retail banking. Prior to joining Tri Counties Bank, Mr. Mastorakis was a senior vice president of Wells Fargo Bank in charge of its Central California Division. He also acted as the market president of Wells Fargo's East Bay Division.

RICHARD A. MILLER

Richard A. Miller, age 59, is the senior vice president-director of human resources of Tri Counties Bank. Mr. Miller has served in that position since May 2001. From 1998 to 2001 he served as senior vice president and chief administrative officer of Key Equipment Finance Group. Prior to that, Mr. Miller held a variety of senior human resource positions at Bank of America, US Leasing and World Savings from 1983 to 1998.

RICHARD O'SULLIVAN

Richard O'Sullivan, age 46, is the executive vice president-wholesale banking of Tri Counties Bank. Mr. O'Sullivan has served in that position since October 1997 after serving as senior vice president-customer sales and service since April 1995. He also served as vice president and manager of the Park Plaza Branch of Tri Counties Bank from 1992 until April 1995.

CRAIG CARNEY

Craig Carney, age 44, became senior vice president and chief credit officer of Tri Counties Bank in January 1997. From 1985 to 1996 Mr. Carney was employed by Wells Fargo Bank in various lending capacities. His most recent position with Wells Fargo was as vice president, senior lender in commercial banking from 1991 to 1996. Mr. Carney served as a consultant to Tri Counties Bank from April 1996 until his employment in January 1997.

THOMAS J. REDDISH

Thomas J. Reddish, age 43, is vice president and chief financial officer of both TriCo and Tri Counties Bank. Mr. Reddish was promoted to that position in July 1999 after serving as vice president and controller of TriCo and vice president of Tri Counties Bank from November 1998 until July 1999. Prior to that, he served as controller of Tri Counties Bank from May 1994 until November 1998.


Biographies


o  Richard P. Smith

o  Andrew Mastorakis

o  Richard A. Miller

o  Richard O'Sullivan

o  Craig Carney

o  Thomas J. Reddish

                       COMPENSATION OF EXECUTIVE OFFICERS


SUMMARY COMPENSATION TABLE

The following table presents information concerning all compensation received by our chief executive officer and the four other most highly compensated executive officers for all services rendered during 2002, 2001 and 2000.

                                                                 ANNUAL COMPENSATION        SECURITIES
                                                              ---------------------------   UNDERLYING
NAME AND PRINCIPAL POSITION                                                                   OPTIONS         ALL OTHER
                                                   YEAR         SALARY(1)       BONUS         GRANTED      COMPENSATION(2)
--------------------------------------------   ------------   ------------   ------------   ------------   ----------------
Richard P. Smith                                       2002   $    300,000   $    111,562          2,000   $         16,781
President and Chief Executive Officer                  2001        263,554        100,000        132,000             14,561
of TriCo and Tri Counties Bank                         2000        250,000         57,000         30,000             13,743
--------------------------------------------   ------------   ------------   ------------   ------------   ----------------
Richard O'Sullivan                                     2002        176,556         25,000              0             15,463
Executive Vice President of Tri                        2001        175,226         16,500         80,000             21,618
Counties Bank                                          2000        165,000         30,000         30,000             13,747
--------------------------------------------   ------------   ------------   ------------   ------------   ----------------
Andrew Mastorakis                                      2002        174,996        101,000              0             15,606
Executive Vice President of Tri                        2001        145,000         95,000         50,000             11,291
Counties Bank                                          2000        145,000         60,000         16,400                  0
--------------------------------------------   ------------   ------------   ------------   ------------   ----------------
Craig Carney                                           2002        145,530          5,000              0             11,184
Senior Vice President and Chief Credit                 2001        138,550          6,600         30,000             11,437
Officer of Tri Counties Bank                           2000        132,000         24,000         12,500             10,288
--------------------------------------------   ------------   ------------   ------------   ------------   ----------------
Thomas J. Reddish                                      2002        146,412         26,600              0             11,536
Vice President and Chief Financial                     2001        133,104         30,250         40,000             10,648
Officer of TriCo and Tri Counties Bank                 2000        121,000         19,000         12,500              9,683


(1) The named executive officers received other personal benefits from TriCo in the form of payments made by TriCo for premiums for health insurance, life insurance, long-term disability insurance and dental insurance, as well as use by Mr. Smith and Mr. O'Sullivan of TriCo-owned automobiles. Mr. Smith and Mr. O'Sullivan each received memberships to the Butte Creek Country Club and Mr. Carney received a membership to Canyon Oaks Country Club. The total amount of such compensation did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for each of the named executive officers.

(2) Includes compensation from TriCo contributions to the ESOP, which generally vests over a seven-year period, and interest credits on deferred compensation in 2002 under the Supplemental Retirement Plan that are considered by the Securities and Exchange Commission to be at above-market rates.

EXECUTIVE DEFERRED COMPENSATION PLAN

In 1987 we adopted an Executive Deferred Compensation Plan to provide key employees supplemental funds for retirement or death. Under the plan, certain employees may defer all or any portion of their compensation. The amount deferred may not be less than $200 per month. The plan allows us to make discretionary contributions to an employee's account. It also requires us to make an annual contribution to each participant's account based on amounts contributed to other retirement and benefit plans.

Accounts maintained under the plan are credited with interest each month at a rate that is three percent higher than the annual yield of the Moody's Average Corporate Bond Yield Index. Employee's are immediately 100% vested in their own contributions and associated interest. We determine the vesting rate for all discretionary contributions. So far, we have not made any discretionary contributions.

This plan is non-qualified, unsecured and unfunded. However, we do maintain corporate-owned life insurance on the lives of the participants to offset some of the costs.

CEO INCENTIVE PLAN

In July 2001 the Board adopted the CEO Incentive Plan which is described under "Report of the Compensation and Management Succession Committee."

EXECUTIVE EMPLOYMENT AGREEMENTS

We have an employment agreement with Richard Smith which provided Mr. Smith with a base annual salary of $300,000 for 2002 with future increases as determined by the Board of Directors. Mr. Smith is also eligible to receive an annual incentive bonus under the CEO Incentive Plan and stock options. Please see "Report of the Compensation and Management Succession Committee--Compensation of Chief Executive Officer." Additionally, he receives benefits under our retirement and other benefit plans.

We also have employment agreements with Richard O'Sullivan and Andrew Mastorakis which provided these executives with annual base salaries of $175,556 and $174,996, respectively, in 2002 with future increases as determined by the Board of Directors. Mr. O'Sullivan and Mr. Mastorakis are also eligible to receive an annual incentive bonus and stock options. Please see "Report of the Compensation and Management Succession Committee--Compensation of Other Executives." They also receive benefits under our retirement and other benefit plans.

CHANGE OF CONTROL AGREEMENTS

All of the named executive officers have entered into agreements with TriCo that provide them with benefits if TriCo experiences a change of control. If a change of control occurs, they are entitled to receive the following payments in certain circumstances:

         o Mr. Smith and Mr. O'Sullivan: 2 times the combined amount of his annual salary and most recent annual bonus;

         o Mr. Mastorakis and Mr. Carney: 1 1/2 times the combined amount of his annual salary and his most recent annual bonus; and

         o Mr. Reddish: 2 times the amount of his annual salary and 1 1/2 times the amount of his most recent annual bonus.

STOCK OPTIONS

In 1995 we adopted a stock option plan for key employees. We have granted options for 258,075 shares under this plan and there are no additional options available for grant. There are options for 236,350 shares outstanding under this plan. Vesting schedules are determined individually for each grant.

In 2001 we adopted a stock option plan for key officers, employees, directors and consultants. We have granted options for 359,500 shares and options for 477,825 shares are available for future grant under the 2001 option plan. Vesting schedules are determined individually for each grant.

The stock options we issued to the named executive officers under all of our stock option plans were granted at exercise prices equal to fair market value of TriCo stock at the date of grant and vest over a five-year period.

Any comment we make in this proxy statement regarding stock options granted to directors, executive officers and employees uses option prices and share amounts that have been adjusted for stock dividends.

STOCK OPTION GRANTS IN 2002

         The following table presents information concerning stock options granted to each of the named executive officers in 2002 and the potential realizable value for those stock options based on future appreciation assumptions:

                                                   INDIVIDUAL GRANTS
                         -----------------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED ANNUAL
                             NUMBER OF         % OF TOTAL                                    RATES OF STOCK PRICE
                             SECURITIES          OPTIONS                                     APPRECIATION FOR OPTION
                             UNDERLYING         GRANTED TO       EXERCISE                    TERM(1)
                              OPTIONS          EMPLOYEES IN       PRICE        EXPIRATION    ---------------------------
NAME                          GRANTED #            2002             ($)          DATE        5%($)        10%($)
--------------------------   -----------      ----------------   ----------   ------------   ------------   ------------
Richard P. Smith                   2,000(2)                  1%       24.25     05/14/2012      30,501.39      77,296.51
--------------------------   -----------      ----------------   ----------   ------------   ------------   ------------
Richard O'Sullivan                     0                   N/A          N/A            N/A            N/A            N/A
--------------------------   -----------      ----------------   ----------   ------------   ------------   ------------
Andrew Mastorakis                      0                   N/A          N/A            N/A            N/A            N/A
--------------------------   -----------      ----------------   ----------   ------------   ------------   ------------
Craig Carney                           0                   N/A          N/A            N/A            N/A            N/A
--------------------------   -----------      ----------------   ----------   ------------   ------------   ------------
Thomas J. Reddish                      0                   N/A          N/A            N/A            N/A            N/A
--------------------------   -----------      ----------------   ----------   ------------   ------------   ------------

(1) Potential realizable value is based on an assumption that the market price of our common stock will appreciate at the stated rates (5% and 10%), compounded annually from the date of grant until the end of the term. The values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect our estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of the price of our common stock and the timing of exercises.

(2)      Received as a director of TriCo.

OPTIONS EXERCISED IN 2002 AND 2002 YEAR-END OPTION VALUES

         The following table presents information about the number and value of stock options exercised in 2002 and held at December 31, 2002, by each named executive officer. A stock option is "in-the-money" if the closing market price of TriCo stock exceeds the exercise price of the stock option.



                                                                   NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                               NUMBER OF           VALUE          UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                SHARES           RECEIVED           OPTIONS AT 12-31-02                 AT 12-31-02(1)
                              ACQUIRED ON         UPON         ------------------------------    -------------------------------
  NAME                         EXERCISE          EXERCISE       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------------------   --------------   --------------   --------------   --------------   --------------   --------------
Richard P. Smith                          0              N/A          108,750           72,000   $    1,102,842   $      593,708
--------------------------   --------------   --------------   --------------   --------------   --------------   --------------
Richard O'Sullivan                    6,435          114,031           73,175           42,000          678,125          347,700
--------------------------   --------------   --------------   --------------   --------------   --------------   --------------
Andrew Mastorakis                         0              N/A           29,840           36,560          219,596          329,394
--------------------------   --------------   --------------   --------------   --------------   --------------   --------------
Craig Carney                              0              N/A           32,000           25,500          297,275          211,163
--------------------------   --------------   --------------   --------------   --------------   --------------   --------------
Thomas J. Reddish                         0              N/A           25,500           31,500          202,150          260,363
--------------------------   --------------   --------------   --------------   --------------   --------------   --------------

(1) Based on the closing price per share of TriCo stock as quoted on the Nasdaq National Market on December 31, 2002 ($24.60 per share).

TRI COUNTIES BANK SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         In 1987 we adopted the Tri Counties Bank Supplemental Executive Retirement Plan to provide supplemental retirement benefits to key employees. In general terms, the benefits are payable if a participant retires at the age of 65, if he dies or becomes disabled, or if he is terminated within 24 months after a change in control. We do not pay benefits if an employee is terminated for cause. The plan is nonqualified, unsecured and unfunded. The purpose of the plan is to provide incentive for key executives to remain in the service of TriCo by providing additional compensation that is payable only if the executive remains with TriCo until retirement, disability or death. Participants in the plan must be approved by the compensation and management succession committee.

         The plan provides for payments of 70% of the participant's final average compensation, including salary and bonus for the highest paid 36 months out of the last 60 months of the participant's employment. The benefit amount is reduced by the sum of amounts payable to the officer from social security benefits and the annuity received from TriCo's ESOP and profit sharing plans and frozen tax-qualified retirement benefit plan and other defined benefit plans. The normal retirement age under the plan is age 65 with at least ten years of service. The plan also allows for early retirement at age 55 with at least ten years of service. If a participant retires prior to age 65, the 70% payment under the plan is reduced by 2% per year for each year the participant's retirement date precedes his normal retirement date for the first five years and 4% for the next five years to age 55. Benefit payments under the plan will be made for the lifetime of the participant, with a minimum of ten years of payments if the participant dies after retirement.

         All of the named executive officers are participants in the plan. At March 17, 2003, they had accrued the following years of service in the plan: Mr. Smith--nine years; Mr. O'Sullivan--seven years; Mr. Mastorakis--two years; Mr. Carney--three years; and Mr. Reddish--three years.

         The following table shows payments under the plan, assuming a minimum of ten years of service at retirement age.

                             RETIREMENT PLAN TABLE


     FINAL           ANNUAL BENEFIT AFTER SPECIFIED YEAR IN PLAN
    AVERAGE         ---------------------------------------------
 COMPENSATION         5          10           15            20+
-------------       ------   ----------   ----------     --------
$     100,000       17,500       35,000       52,500       70,000
      200,000       35,000       70,000      105,000      140,000
      300,000       52,500      105,000      157,500      210,000
      400,000       70,000      140,000      210,000      280,000
      500,000       87,500      175,000      262,500      350,000
      600,000      105,000      210,000      315,000      420,000

OTHER PLANS

         We do not have any long-term incentive plans that provide compensation for performance that is measured over a period longer than one fiscal year. We do not provide any defined benefit or actuarial plan that is payable upon retirement. The named executive officers may also participate in TriCo's ESOP and other benefits available to all employees.

         REPORT OF THE COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE

TO OUR SHAREHOLDERS:

The report of the compensation and management succession committee for 2002 includes our activities related to compensation review and recommendations for the Chief Executive Officer and, to a certain extent, the other named executive officers.

COMPONENTS OF COMPENSATION

The purpose of the committee is to ensure that our officers are compensated in a manner consistent with our stated compensation strategy, internal equity considerations, competitive practice and the requirements of bank regulatory agencies. The committee determines the compensation of Richard P. Smith, our CEO. We also review Mr. Smith's compensation decisions related to other officers.

The compensation program for our executive officers consists of three key elements:

         o        base salary;

         o        performance-based annual bonus; and

         o        periodic grants of stock options.

This three-part program enables us to tie compensation to company performance. As a result, we believe that this program best serves the interests of TriCo and its shareholders.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

Base Salary. Mr. Smith's salary was originally set forth in his employment agreement. In determining the annual adjustments to his base salary, we considered compensation levels at banks of similar size and type.

Annual Bonus. The bonus permits annual recognition of individual performance and is based on the CEO Incentive Plan adopted on July 11, 2001. Under this plan, we evaluate the CEO's performance annually based upon the following four components:

         o        financial performance;

         o        asset and liability quality;

         o        internal growth of the company and our common stock; and

         o        the CEO's leadership skills.

Based on our evaluation under each of the four guidelines outlined in the CEO Incentive Plan, we recommended that Mr. Smith receive an incentive bonus of $188,139 for 2002. The Board approved payment of this bonus.

Stock Options. The number of stock options granted is determined by a subjective evaluation of the CEO's ability to influence our long-term growth and profitability. Since the value of an option bears a direct relationship to our stock price, we believe it is an effective incentive to create value for shareholders. All options are granted at exercise prices not less than the fair market value of our stock on the date of the grant. Mr. Smith received a stock option grant for 2,000 shares of stock in 2002 for his reelection to the Board of Directors. He received no additional stock options for his employment as CEO in 2002.

COMPENSATION OF OTHER EXECUTIVES

The salaries and annual bonuses for all other officers are established by Mr. Smith subject to our review. Mr. Smith seeks to establish base salaries that are within the range of salaries for persons holding similarly responsible positions at other banks and bank holding companies. In addition, he considers factors such as relative company performance, the individual's past performance and future potential.

As with Mr. Smith's compensation, the number of stock options granted to top executives is determined by a subjective evaluation of the executive's ability to influence our long-term growth and profitability. In 2002 the executives received no stock options.


RESPECTFULLY SUBMITTED:

William J. Casey (Chair)
Craig S. Compton
Wendell J. Lundberg
Donald E. Murphy
Robert H. Steveson

                         REPORT OF THE AUDIT COMMITTEE


The audit committee of the Board of Directors is composed entirely of independent directors as defined in NASD Rule 4200(a)(15). The committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and reporting practices. The full responsibilities of the committee are set forth in its Charter which was recently amended by our Board of Directors in March 2003. A copy of the Charter is attached as Exhibit A to this proxy statement.

Our management is responsible for internal controls and the financial reporting process, including the system of internal controls. KPMG, LLP, our independent auditor, is responsible for expressing an opinion on the conformity of TriCo's audited consolidated financial statements with generally accepted accounting principles. The committee has reviewed and discussed the audited consolidated financial statements with management and KPMG. The committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (communication with audit committees).

KPMG has provided the committee with the written disclosures required by Independence Standards Board Standard No. 1 (independence discussions with audit committees), and the committee discussed with KPMG their independence. The audit committee has considered the effect that provision of the services described under "Tax Fees" and "All Other Fees" set forth in this proxy statement under "Independent Public Accountants" may have on the independence of KPMG. The audit committee has determined that provision of those services was compatible with maintaining the independence of KPMG as TriCo's principal auditor.

Based on the audit committee's review and discussions with management and KPMG, the audit committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in TriCo's Annual Report on Form 10-K for the year ending December 31, 2002, for filing with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED:

     Donald E. Murphy (Chair)
     William J. Casey
     Craig S. Compton
     Wendell J. Lundberg
     Carroll R. Taresh
     Alex A. Vereschagin, Jr.

                         INDEPENDENT PUBLIC ACCOUNTANTS

CHANGE IN AUDITORS

On March 20, 2002, the Board of Directors, on recommendation of the audit committee, dismissed our independent auditors, Arthur Andersen LLP, and engaged the services of KPMG, LLP as our new independent auditors. KPMG audited our financial statements for the year ending December 31, 2002.

During the years ended December 31, 2001 and 2000, and the following interim period through March 20, 2002, there were no disagreements between TriCo and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such periods.

During the years ended December 31, 2001 and 2000, and the following interim period through March 20, 2002, we did not consult with Arthur Andersen regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. Also, none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent years ended December 31, 2001 and 2000 or within the following interim period through March 20, 2002.

The audit reports of Arthur Andersen on the consolidated financial statements of TriCo as of and for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. We requested Arthur Andersen to furnish us a letter addressed to the Securities and Exchange Commission stating whether they agreed with the above statements. A copy of that letter was filed with a Form 8-K on March 27, 2002.

The audit committee selected KPMG, LLP as independent accountant for TriCo in 2003.

Representatives of KPMG are expected to attend the 2003 Annual Meeting, where they may make a statement and will be available to respond to questions.

FEES

The fees paid to KPMG and Arthur Andersen in 2002 are described below.

Audit Fees. KPMG was our principal accountant for the year ended 2002. The aggregate fees billed by KPMG for professional services to audit our annual financial statements for 2002, and its reviews of the financial statements included in our Forms 10-Q for that year, were $158,500. We paid Arthur Andersen $165,000 for audit work performed in 2002. The total amount of audit fees we incurred during 2002 were $323,500.

Audit-Related Fees. KPMG billed us no fees for assurance and other services related to KPMG's audit of our financial statements.

Tax Fees. The aggregate fees billed by KPMG for professional services related to tax compliance, tax advice and tax planning in 2002 were $2,100.

All Other Fees. The aggregate fees billed by KPMG for all other services to us for 2002 were $21,000. These fees related exclusively to an audit of our benefit plans.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


The following graph presents the cumulative total yearly shareholder return from investing $100 on December 31, 1997, in each of TriCo common stock, Standard & Poors 500 Stock Index and the SNL Securities Index of $500 million to $1 billion Independent Western Banks. The amounts shown assume that any dividends were reinvested. TriCo's stock is listed on the Nasdaq National Market under the symbol "TCBK."


                              (PERFORMANCE GRAPH)


                                                             DECEMBER 31,
                               ---------------------------------------------------------------------------
                                  1997         1998         1999         2000        2001         2002
                               ----------   ----------   ----------   ----------   ----------   ----------
TriCo Bancshares               $   100.00   $    74.79   $    90.64   $    79.13   $    98.29   $   131.72
----------------------------   ----------   ----------   ----------   ----------   ----------   ----------
S&P 500 Index                      100.00       128.55       155.60       141.42       124.63        96.95
----------------------------   ----------   ----------   ----------   ----------   ----------   ----------
SNL $500M-$1B Bank Index           100.00        98.32        91.02        87.12       113.02       144.30
----------------------------   ----------   ----------   ----------   ----------   ----------   ----------

                               OTHER INFORMATION


NOMINATION AND ELECTION OF DIRECTORS

Nomination. Our bylaws provide procedures that must be followed in order to nominate a director. Section 15 of our bylaws provides for nomination of directors as follows:

Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than twenty-one
(21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third-class mail as permitted by
Section 6 of these Bylaws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and
(e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which Directors are to be elected.

Additionally, no person may serve as a director who is seventy-five years of age or older at the time of election.

Cumulative Voting. Each shareholder has the right to cumulate votes in the election of directors. This means that a shareholder can cast votes for the number of shares owned multiplied by the number of directors to be elected. For example, if you own 1,000 shares, you could cast 9,000 votes since we will be electing nine directors at the meeting. You may cast those votes for a single candidate or distribute your votes among any or all of the candidates. However, you may not cumulate votes for a candidate unless that candidate has been properly nominated prior to the voting and you have given notice of your intention to cumulate your votes. You must express your intention to cumulate votes at the meeting prior to the election. If any shareholder gives notice to cumulate his shares, all other shareholders shall be allowed to cumulate their votes as well. We will provide an opportunity at the meeting for any shareholder who desires to cumulate votes to announce his intention to do so. We are soliciting discretionary authority to vote proxies cumulatively.

CERTAIN TRANSACTIONS

Some of our directors, executive officers and their associates are our customers, and we expect to have banking transactions with them in the future. In our opinion, all loans and commitments to lend were made in the ordinary course of our business and were in compliance with applicable laws. Terms, including interest rates and collateral, were substantially the same as those prevailing for comparable transactions with other persons of similar creditworthiness.

In our opinion, these transactions did not involve more than a normal risk of collectibility or present other unfavorable features. The aggregate amount of all such loans and credit extensions outstanding as of December 31, 2002, to all directors and executive officers (including their associates and members of their immediate family) was approximately $3,338,104, representing 3.4% of shareholders' equity at that time. We have a very strong policy regarding review of the adequacy and fairness of the banks' loans to its directors and officers.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, executive officers and some other shareholders are required to report their ownership of our common stock and any changes in that ownership to the Securities and Exchange Commission and Nasdaq. To the best of our knowledge, all required filings in 2002 were properly made in a timely fashion, except that Mr. Taresh, Mr. Casey, Mr. Lundberg and Mr. Steveson each inadvertently filed one late report and Mr. Smith, Mr. O'Sullivan and Mr. Reddish each inadvertently filed late four reports relating to the stock issued to them under TriCo's dividend reinvestment plan. In making these statements, we have relied on the representations of the persons involved and on copies of their reports filed with the Commission.

FINANCIAL MATERIALS

Shareholders may request free copies of our financial materials (annual report, Form 10-K and proxy statement) from TriCo Bancshares, 63 Constitution Drive, Chico, California 95973, Attention: Wendell Lundberg, Corporate Secretary.

                                    EXHIBIT A


                                TRICO BANCSHARES
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                             (as of March 11, 2003)

PURPOSE

         The Audit Committee shall assist the Board of Directors of TriCo Bancshares ("Company") in fulfilling its oversight responsibilities. The Audit Committee's primary responsibilities are to monitor:

         o the integrity of the Company's financial statements, including the financial reporting process and systems of internal controls regarding finance, accounting, and legal and regulatory compliance;

         o the Company's compliance with legal and regulatory requirements;

         o the independence, qualifications and performance of the Company's financial executives, independent auditor and internal auditing department; and

         o the communication among the independent auditor, management, the internal auditing function and the Board of Directors.

         The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.


STRUCTURE AND MEETINGS

         Number. The Audit Committee shall consist of at least three members of the Board of Directors.

         Independence. Except as otherwise permitted by the applicable rules of the Nasdaq National Market System and Section 301 of the Sarbanes-Oxley Act of 2002 (the "Act"), each member of the Audit Committee shall be "independent" as defined by such rules and Act.

         Financial Literacy. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Company's Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's SEC periodic reports), at least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Act and applicable SEC rules.

         Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

         Compensation. The compensation of the Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any compensation from the Company other than director's fees.

         Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. Unless otherwise determined by the Board, no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members from the Audit Committee with or without cause.

         Meetings. The Audit Committee shall meet at least four times annually or more frequently as it deems necessary to perform its responsibilities. The Audit Committee shall meet privately in executive session at least semi-annually with the Company's Chief Executive Officer, the director of the internal audit department, and a representative of the independent auditor to discuss any matters that the Audit Committee or any of these individuals or firms believe should be discussed. In addition, the Audit Committee or its Chair shall communicate with management and the independent auditor quarterly to review the Company's financial statements and significant findings based upon the independent auditor' limited review procedures. The Audit Committee shall keep records of its meetings as it deems appropriate.


RESPONSIBILITIES AND AUTHORITY

      1. General. To fulfill its responsibilities the Audit Committee shall:

         o Annually review this Charter and recommend any proposed changes to the Board of Directors. The Charter will be published at least every three years in accordance with SEC regulations.

         o Review and discuss with management and independent auditor the Company's annual and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the matters about which Statement on Auditing Standards No. 61 requires discussion.

         o Review and discuss generally with management and the independent auditor the types of financial information and earnings guidance to be provided to analysts and rating agencies and to be disclosed in the Company's earnings press releases (including any use of "pro forma" or "adjusted" non-GAAP information).

         o Consider annually whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

         o The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in
                  Item 306 of Regulation S-K.

         o The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposed to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

         Oversight of Independent Auditor

         2. Selection. The Audit Committee shall be directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

         3. Independence. The Audit Committee shall annually assess the independent auditor's independence. The Audit Committee shall obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

         4. Quality Control Report. The Audit Committee shall annually obtain and review a report by the independent auditor describing:

         o        the firm's internal quality control procedures; and

         o any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

         5. Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

         6. Preapproval of Services. The Audit Committee shall preapprove all auditing services, which may include providing comfort letters in connection with securities underwritings, and non-audit services (other than de minimus non-audit services as defined by the Act) to be provided to the Company by the independent auditor. The Audit Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Audit Committee of any non-audit services to be performed by the independent auditor.

         7. Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reports. The Audit Committee shall as necessary obtain and review the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Security Exchange Act of 1934 regarding:

         o        critical accounting policies and practices;

         o alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

         o other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

         8. Review of Financial Principals. The Audit Committee shall as necessary review with the independent auditor:

         o audit problems or difficulties the independent auditor encountered in the course of the audit work and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information and any significant disagreements with management;

         o major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

         o analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

         o the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company.

         Controls and Procedures

         9. Oversight. The Audit Committee shall coordinate the Board of Director's oversight of the Company's internal accounting controls, the Company's disclosure controls and procedures and the Company's code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act and Rule 13a-14 of the Exchange Act (i.e., the Certification of Disclosure in Annual and Quarterly Results).

         10. Internal Audit Function. The Audit Committee shall coordinate the Board of Director's oversight of the performance of the Company's internal audit function.

         11. Risk Management. The Audit Committee shall discuss the Company's policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company's exposure to risk is handled.

         12. Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company's independent auditor.

         13. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

         14. Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

         D. Other Responsibilities

         1. Review Transactions. The Audit Committee shall review and preapprove all transactions between the Company or Tri Counties Bank and any officer, director or employee, or affiliate thereof, of the Company or Tri Counties Bank.

         2. Board Update. The Audit Committee shall regularly update the Board of Directors regarding the Company's compliance with financial policies and procedures, the performance of the independent auditor and the internal audit function, and the independence of the independent auditor.

         3. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

         4. Written Affirmation to Nasdaq. The Audit Committee shall annually direct the Company to prepare and provide to Nasdaq such written confirmations regarding the membership and operation of the Audit Committee as Nasdaq rules require.

         5. Independent Advisors. The Audit Committee shall have the authority to engage independent legal, accounting and other advisors as it deems necessary to carry out its responsibilities. These independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

         6. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

         7. Annual Self-Evaluation. The Audit Committee shall annually evaluate its own performance.

                                TRICO BANCSHARES

                     SOLICITED BY THE BOARD OF DIRECTORS FOR

                  ANNUAL MEETING OF SHAREHOLDERS, MAY 13, 2003

         The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of TriCo Bancshares and the accompanying Proxy Statement dated April 18, 2003, and revoking any proxy heretofore given, hereby constitutes and appoints Richard P. Smith and Richard O'Sullivan, and each of them, with full power of substitution as attorneys and proxies to appear and vote all of the shares of Common Stock of TriCo Bancshares, a California corporation (the "Company"), standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of TriCo Bancshares, to be held at the Headquarters Building of Tri Counties Bank located at 63 Constitution Drive, Chico, California, on Tuesday, May 13, 2003, at 6:00 p.m., or at any postponements or adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof. All properly executed proxies will be voted as indicated. The above named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this proxy in the election of directors.


                               (To be continued and signed on the reverse side.)

                                                                                                          Please mark your
                                                                                                          votes as indicated     [X]
                                                                                                          in this example


THIS PROXY IS SOLICITED ON BEHALF OF             FOR ALL        WITHHOLD                                       FOR  AGAINST  ABSTAIN
THE BOARD OF DIRECTORS                           nominees      AUTHORITY
                                                (except as   to vote for all                                   [ ]    [ ]      [ ]
1. To elect as directors the                    indicated      nominees.      2. To approve the proposal to
   following nine nominees:                      to the                          ratify the appointment of KPMG,
                                                 contrary                        LLP as the independent public
01 William J. Casey     06 Steve G. Nettleton     below).                        accountants of the Company
02 Donald J. Amaral     07 Richard P. Smith                                      for 2003.
03 Craig S. Compton     08 Carroll R. Taresh
04 Wendell J. Lundberg  09 Alex A. Vereschagin, Jr. [ ]           [ ]         3. In their discretion, the proxy
05 Donald E. Murphy                                                              holders are authorized to vote
                                                                                 upon such other business as may
                                                                                 properly come before the meeting.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------        THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                                                                       "FOR" THE ABOVE PROPOSALS. THIS PROXY WHEN
                                                                                       PROPERLY EXECUTED WILL BE VOTED AS DIRECTED.
                                                                                       IF NO DIRECTION IS MADE, IT WILL BE VOTED
                                                                                       "FOR" THE NOMINEES LISTED ABOVE AND "FOR"
                                                                                       THE APPOINTMENT OF KPMG, LLP AS THE
                                                                                       INDEPENDENT PUBLIC ACCOUNTANTS FOR THE
                                                                                       COMPANY FOR 2003. THIS PROXY IS SOLICITED BY
                                                                                       AND ON BEHALF OF THE BOARD OF DIRECTORS AND
                                                                                       MAY BE REVOKED PRIOR TO ITS EXERCISE.

                                                                                       ___WE DO___DO NOT EXPECT TO ATTEND THIS
                                                                                       MEETING.

                                                                                       WHETHER OR NOT YOU PLAN TO ATTEND THIS
                                                                                       MEETING, PLEASE SIGN AND RETURN THIS PROXY
                                                                                       AS PROMPTLY AS POSSIBLE IN THE ENCLOSED
                                                                                       POSTAGE-PAID ENVELOPE.

Signature                                    Signature if held jointly                                    Date
          -----------------------------------                         ------------------------------------    ---------------------

PLEASE DATE AND SIGN EXACTLY AS YOUR NAME(S) APPEAR. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
GIVE FULL TITLE. ALL JOINT OWNERS SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF A
PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.